UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATRINSIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1390025 (I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

2009 Stock Incentive Plan
 (Full Title of the Plans)

Thomas Plotts
Interim Chief Financial Officer
Atrinsic, Inc.
469 7th Avenue, 10th Floor
New York, NY 10018
 (Name and Address of Agent for Service)

(212) 716-1977
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Scott Galer, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.01 per share	2,750,000	$0.74	$2,035,000	$145.10
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $0.74, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Global Market on January 19, 2010.

EXPLANATORY NOTE

This registration statement on Form S-8 of Atrinsic, Inc. (this "Registration Statement") has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,750,000 shares of our common stock, par value $0.01 per share (the "Shares"). The Shares to be registered pursuant to this Registration Statement are comprised of 2,750,000 shares issuable to participants in the Atrinsic, Inc. 2009 Stock Incentive Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1).  Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

(a)           The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File #: 001-12555);

(b)           The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (File #: 001-12555); the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (File #: 001-12555) and the Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 2009 (File #: 001-12555);

(c)           The Registrant's Current Reports on Form 8-K filed on January 27, 2009, as amended on January 30, 2009 (File #: 001-12555); January 30, 2009 (File #: 001-12555); February 17, 2009 (File #: 001-12555); February 25, 2009 (File #: 001-12555); March 26, 2009 (File #: 001-12555); May 12, 2009 (File #: 001-12555); June 3, 2009 (File #: 001-12555); July 1, 2009 (File #: 001-12555); August 6, 2009 (File #: 001-12555); August 14, 2009 (File #: 001-12555), September 7, 2009 (File #: 001-12555); September 23, 2009 (File #: 001-12555); November 12, 2009 (File #: 001-12555); November 16, 2009 (File #: 001-12555); December 8, 2009 (File #: 001-12555); December 21, 2009 (File #: 001-12555); December 24, 2009 (File #: 001-12555); December 30, 2009 (File #: 001-12555) and January 13, 2010 (File #: 001-12555).

(d)           The description of the Registrant's common stock as set forth in its registration statement on Form 10-SB on file with the Commission (File #: 34-51353), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

Not applicable.

Item 5.      Interests of Named Experts and Counsel.

Not applicable.

Item 6.      Indemnification of Directors and Officers.

The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe their actions were unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors or a committee thereof, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, unless the court determines otherwise, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable to the corporation.

Indemnification may also be granted pursuant to the terms of agreements which we have entered into and which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.      Exemption from Registration.

Not applicable.

Item 8.       Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	Restated Certificate of Incorporation of the Registrant. (1)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. (2)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation dated April 8, 2005. (3)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation dated May 2, 2007. (4)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation dated June 25, 2009. (5)

4.6	Bylaws of the Registrant. (6)

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Windes & McClaughry Accountancy Corporation

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).

99.1	2009 Stock Incentive Plan. (7)

(1)
Filed previously as Exhibit 3.1 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(2)
Filed previously as Exhibit 3.2 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(3)
Filed previously as Exhibit 3.3 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(4)
Filed previously as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on May 7, 2007, and incorporated herein by this reference.

(5)
Filed previously as Exhibit 3.i1 to the Registrant’s Current Report on Form 8-K (File No. 001-12555), filed with the Securities and Exchange Commission on July 1, 2009, and incorporated herein by this reference.

(6)
Filed previously as Exhibit 3.4 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(7)
Filed previously as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12555), filed with the Securities and Exchange Commission on July 1, 2009, and incorporated herein by this reference.

Item 9.         Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)  That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on this 21st day of January, 2010.

ATRINSIC, INC.
(Registrant)

By:	/s/ Thomas Plotts
Thomas Plotts
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Thomas Plotts and Jeffrey Schwartz as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey Schwartz	Interim Chief Executive Officer, Director (Principal	January 21, 2010
Jeffrey Schwartz	Executive Officer)

/s/ Thomas Plotts	Interim Chief Financial Officer (Principal Financial	January 21, 2010
Thomas Plotts	and Accounting Officer)

/s/ Jerome Chazen	Director	January 21, 2010
Jerome Chazen

Director
Lawrence Burstein

/s/ Ray Musci	Director	January 21, 2010
Ray Musci

/s/ Mark Dyne	Director	January 21, 2010
Mark Dyne

/s/ Robert Ellin	Director	January 21, 2010
Robert Ellin

/s/ Stuart Goldfarb	Director	January 21, 2010
Stuart Goldfarb

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant. (1)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, dated October 12, 2004. (2)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation dated April 8, 2005. (3)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation dated May 2, 2007. (4)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation dated June 25, 2009. (5)

4.6	Bylaws of the Registrant. (6)

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Windes & McClaughry Accountancy Corporation

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).

99.1	2009 Stock Incentive Plan. (7)

(1)
Filed previously as Exhibit 3.1 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(2)
Filed previously as Exhibit 3.2 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(3)
Filed previously as Exhibit 3.3 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(4)
Filed previously as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-51353), filed with the Securities and Exchange Commission on May 7, 2007, and incorporated herein by this reference.

(5)
Filed previously as Exhibit 3.i1 to the Registrant’s Current Report on Form 8-K (File No. 001-12555), filed with the Securities and Exchange Commission on July 1, 2009, and incorporated herein by this reference.

(6)
Filed previously as Exhibit 3.4 to the Registrant’s Form 10-SB Registration Statement (File No. 000-51353), filed with the Securities and Exchange Commission on June 10, 2005, and incorporated herein by this reference.

(7)
Filed previously as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12555), filed with the Securities and Exchange Commission on July 1, 2009, and incorporated herein by this reference.